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                                                                    EXHIBIT 23.7



                        [RYDER SCOTT COMPANY LETTERHEAD]



                         CONSENT OF RYDER SCOTT COMPANY


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-4 as a result of such incorporation.


                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


Houston, Texas
February 9, 1998